UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 23, 2012

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as specified in its Charter)

Hawaii	001-06510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

200 Village Road, Lahaina, Hawaii 96761

(Address of principal executive offices)

(808) 877-1608

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders

On April 23, 2012, Maui Land & Pineapple Company, Inc. (the “Company”) held its 2012 annual meeting of shareholders (the “Annual Meeting”).  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The number of shares of the Company’s common stock that were outstanding as of March 7, 2012, which was the record date for the Annual Meeting, was approximately 18,801,754. The final results of the voting at the Annual Meeting were as follows:

Proposal 1:  Election of Directors to serve for a one-year term or until their successors are elected and qualified:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Stephen M. Case	13,904,856	246,271	2,940,664
Warren H. Haruki	14,085,953	65,174	2,940,664
David A. Heenan	13,999,407	151,720	2,940,664
Kent T. Lucien	13,998,759	152,368	2,940,664
Duncan MacNaughton	14,088,110	63,017	2,940,664
Arthur C. Tokin	14,088,034	63,093	2,940,664

Proposal 2:  Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012:

Shares voted for:	16,890,792
Shares voted against:	14,590
Shares abstained:	186,409
Broker non-vote:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: April 25, 2012	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer